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                                                                   Exhibit 99.C2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated April 11, 2002 in the Registration Statement of the UBS PaineWebber Equity Trust, Blue Chip Series 2002A.




                                               ERNST & YOUNG LLP


April 11, 2002
New York, New York